UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC 20549


                            FORM 8-K


                     CURRENT REPORT PURSUANT
                  TO SECTION 13 OR 15(D) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


   Date  of report (Date of earliest event reported):
                        June  28, 2005 (June 27, 2005)

                  Digital Lifestyles Group Inc.
     (Exact Name of Registrant as Specified in Its Charter)

                            Delaware
         (State or Other Jurisdiction of Incorporation)

           000-27828                       13-3779546
    (Commission File Number)   (IRS Employer Identification No.)


1001 S. Capital of Texas Hwy., Bldg I, St.200, Austin, TX 78746
(Address of Principal Executive Offices)           (Zip Code)

                         (512) 617-8282
      (Registrant's Telephone Number, Including Area Code)

                              N/A
  (Former Name or Former Address, if Changed Since Last Report)

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

   [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02 Departure of Directors or Principal Officers; Election
of Directors; Appointment of Principal Officers.

       On or before June 27, 2005, four members of the Board of Directors of Digital Lifestyles Group, Inc. (the "Company") resigned, including, Troy Carter, Marc Crossman, Kent Savage and Suhail Rizvi. Mr. Savage also resigned from his position as Chief Executive Officer. In addition, Ted Muftick resigned from his position as Chief Financial Officer and Bill Wilson resigned from his position as Vice President,General Counsel and Secretary.

The Company is currently in discussions with its secured lender, Laurus Capital Management LLC and other creditors and is assessing its future in light of these discussions. As part of the discussions with its secured creditor, the Company has negotiated, in agreement with its secured creditors, for the sale of its existing inventory to an entity owned by Northgate Innovations, Inc.'s (a subsidiary of the Company) former CEO and founder. The Company intends to restructure the existing credit facility with its secured creditor and negotiate with its unsecured creditor in an effort to re-establish the Company's operations under new management.

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                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              DIGITAL LIFESTYLES GROUP, INC.
                              (Registrant)

Date:  June 28, 2005          By:  /s/ Samuel J.Furrow, Jr.
                                   Samuel J. Furrow, Jr.
                                   Director

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